EXHIBIT 99.1

News Release

Woodward Governor Company
1000 East Drake Road
Fort Collins, Colorado 80525, USA
Tel: 970-482-5811
Fax: 970-498-3058

FOR IMMEDIATE RELEASE

CONTACT:	Rose Briani-Burden Business Communications 815-639-6282

Woodward Name Change Approved;
NASDAQ Trading Symbol to Change

Fort Collins, Colo., January 26, 2011—Woodward Governor Company (NASDAQ: WGOV) announced today that the company’s stockholders approved a change in the company name from “Woodward Governor Company” to “Woodward, Inc.” at the company’s annual meeting of stockholders. Following this approval, Woodward filed an amendment with the Delaware Secretary of State to effect the name change.

Woodward believes that the name “Woodward, Inc.” better reflects the company’s current business activities considering the advancements the company has made beyond governors into energy control solutions.

“We are excited about our new company name, as it respects our heritage and represents our future in energy control and optimization solutions,” said Thomas A. Gendron, Chairman and Chief Executive Officer.

Woodward expects to change its NASDAQ trading symbol to WWD, effective Monday, January 31, 2011, subject to NASDAQ approval.

About Woodward
Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions used in global infrastructure equipment. We serve the aerospace and defense, power generation and distribution, and transportation markets. Our systems and components optimize the performance of commercial aircraft; military aircraft, ground vehicles and other equipment; gas and steam turbines; wind turbines; reciprocating engines; and electrical power systems. The company’s innovative fluid energy, combustion control, electrical energy, and motion control systems help customers offer cleaner, more reliable, and more efficient equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is headquartered in Fort Collins, Colo., USA. Visit our website at www.woodward.com.

The statements in this release concerning the company’s future intentions are forward-looking statements that involve risks and uncertainties. Such forward-looking statements include but are not limited to Woodward’s expectation to change its NASDAQ trading symbol to WWD, subject to NASDAQ approval. Actual results could differ materially from forward-looking statements and the company has no obligation to update these forward-looking statements. Factors that could cause actual results to differ materially from forward-looking statements are described in Woodward’s Annual Report and Form 10-K for the year ended September 30, 2010, and any subsequently filed Quarterly Report on Form 10-Q.

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